EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-187633) on Form S-4 of Renasant Corporation of our reports dated March 8, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Renasant Corporation for the year ended December 31, 2012.

We also consent to the reference to our firm under the caption “Experts” and in such Prospectus.

Memphis, Tennessee

May 21, 2013